Exhibit (a)(2)

ARTICLES SUPPLEMENTARY

TO THE

ARTICLES OF INCORPORATION

OF

TCW FUNDS, INC.

TCW FUNDS, INC. a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, having its principal office in the State of Maryland in Baltimore City (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Sixth of its Articles of Incorporation, the Board of Directors, has duly classified and reclassified the one hundred and ninety-two billion (192,000,000,000) shares that the Corporation previously was authorized to issue. Of those one hundred and ninety-two billion (192,000,000,000) shares:

(a)	Four billion (4,000,000,000) shares were classified as TCW Select Equities Fund, Institutional Class (or Class I) shares;

(b)	Four billion (4,000,000,000) shares were classified as TCW Select Equities Fund, Investor Class (or Class N) shares;

(c)	Four billion (4,000,000,000) shares were classified as TCW Core Fixed Income Fund, Institutional Class (or Class I) shares;

(d)	Four billion (4,000,000,000) shares were classified as TCW Core Fixed Income Fund, Investor Class (or Class N) shares;

(e)	Four billion (4,000,000,000) shares were classified as TCW High Yield Bond Fund, Institutional Class (or Class I) shares;

(f)	Four billion (4,000,000,000) shares were classified as TCW High Yield Bond Fund, Investor Class (or Class N) shares;

(g)	Four billion (4,000,000,000) shares were classified as TCW Total Return Bond Fund, Institutional Class (or Class I) shares;

(h)	Four billion (4,000,000,000) shares were classified as TCW Total Return Bond Fund, Investor Class (or Class N) shares;

(i)	Four billion (4,000,000,000) shares were classified as TCW Short Term Bond Fund, Institutional Class (or Class I) shares;

(j)	Four billion (4,000,000,000) shares were classified as TCW Short Term Bond Fund, Investor Class (or Class N) shares;

(k)	Four billion (4,000,000,000) shares were classified as TCW Relative Value Mid Cap Fund, Institutional Class (or Class I) shares;

(l)	Four billion (4,000,000,000) shares were classified as TCW Relative Value Mid Cap Fund, Investor Class (or Class N) shares;

(m)	Four billion (4,000,000,000) shares were classified as TCW Emerging Markets Income Fund, Institutional Class (or Class I) shares;

Exhibit (a)(2)

(n)	Four billion (4,000,000,000) shares were classified as TCW Emerging Markets Income Fund, Investor Class (or Class N) shares;

(o)	Four billion (4,000,000,000) shares are classified as TCW Focused Equities Fund, Institutional Class (or Class I) shares;

(p)	Four billion (4,000,000,000) shares are classified as TCW Focused Equities Fund, Investor Class (or Class N) shares;

(q)	Four billion (4,000,000,000) shares are classified as TCW Relative Value Large Cap Fund, Institutional Class (or Class I) shares;

(r)	Four billion (4,000,000,000) shares are classified as TCW Relative Value Large Cap Fund, Investor Class (or Class N) shares;

(s)	Four billion (4,000,000,000) shares are classified as TCW Relative Value Dividend Appreciation Fund, Institutional Class (or Class I) shares;

(t)	Four billion (4,000,000,000) shares are classified as TCW Relative Value Dividend Appreciation Fund, Investor Class (or Class N) shares;

(u)	Four billion (4,000,000,000) shares are classified as TCW Conservative Allocation Fund, Institutional Class (or Class I) shares;

(v)	Four billion (4,000,000,000) shares are classified as TCW Conservative Allocation Fund, Investor Class (or Class N) shares;

(w)	Four billion (4,000,000,000) shares are classified as TCW Emerging Markets Local Currency Income Fund, Institutional Class (or Class I) shares;

(x)	Four billion (4,000,000,000) shares are classified as TCW Emerging Markets Local Currency Income Fund, Investor Class (or Class N) shares;

(y)	Four billion (4,000,000,000) shares are classified as TCW International Small Cap Fund, Institutional Class (or Class I) shares;

(z)	Four billion (4,000,000,000) shares are classified as TCW International Small Cap Fund, Investor Class (or Class N) shares;

(aa)	Four billion (4,000,000,000) shares are classified as TCW Enhanced Commodity Strategy Fund, Institutional Class (or Class I) shares;

(bb)	Four billion (4,000,000,000) shares are classified as TCW Enhanced Commodity Strategy Fund, Investor Class (or Class N) shares;

(cc)	Four billion (4,000,000,000) shares are classified as TCW Global Bond Fund, Institutional Class (or Class I) shares;

(dd)	Four billion (4,000,000,000) shares are classified as TCW Global Bond Fund, Investor Class (or Class N) shares;

(ee)	Four billion (4,000,000,000) shares are classified as TCW International Growth Fund, Institutional Class (or Class I) shares;

(ff)	Four billion (4,000,000,000) shares are classified as TCW International Growth Fund, Investor Class (or Class N) shares;

Exhibit (a)(2)

(gg)	Four billion (4,000,000,000) shares are classified as TCW Emerging Markets Multi-Asset Opportunities Fund, Institutional Class (or Class I) shares;

(hh)	Four billion (4,000,000,000) shares are classified as TCW Emerging Markets Multi-Asset Opportunities Fund, Investor Class (or Class N) shares;

(ii)	Four billion (4,000,000,000) shares are classified as TCW Global Real Estate Fund, Institutional Class (or Class I) shares;

(jj)	Four billion (4,000,000,000) shares are classified as TCW Global Real Estate Fund, Investor Class (or Class N) shares;

(kk)	Four billion (4,000,000,000) shares are classified as TCW High Dividend Equities Fund, Institutional Class (or Class I) shares;

(ll)	Four billion (4,000,000,000) shares are classified as TCW High Dividend Equities Fund, Investor Class (or Class N) shares;

(mm)	Four billion (4,000,000,000) shares are classified as TCW Developing Markets Equity Fund, Institutional Class (or Class I) shares;

(nn)	Four billion (4,000,000,000) shares are classified as TCW Developing Markets Equity Fund, Investor Class (or Class N) shares;

(oo)	Four billion (4,000,000,000) shares are classified as TCW New America Premier Equities Fund, Institutional Class (or Class I) shares;

(pp)	Four billion (4,000,000,000) shares are classified as TCW New America Premier Equities Fund, Investor Class (or Class N) shares; and

(qq)	Twenty four billion (24,000,000,000) shares are unclassified.

SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Sixth of its Articles of Incorporation, the Board of Directors has duly classified eight billion (8,000,000,000) shares of the unclassified capital stock of the Corporation as new classes of shares of the capital stock of the Corporation. Of these eight billion shares:

(a)	Four billion (4,000,000,000) shares are classified as TCW Global Artificial Intelligence Fund, Institutional Class (or Class I) shares;

(b)	Four billion (4,000,000,000) shares are classified as TCW Global Artificial Intelligence Fund, Investor Class (or Class N) shares; and

THIRD: The Institutional Class (or Class I) capital stock and the Investor Class (or Class N) capital stock of the Corporation represents interests in the same investment portfolio of the Corporation. All shares of each particular class of the Corporation shall represent an equal proportionate interest in that class and each share of any particular class shall be equal to each other share of that class. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualification and terms and conditions of redemption of the Institutional Class (or Class I) shares and Investor Class (or Class N) shares shall be as set forth in the Corporation’s Articles of Incorporation, as amended, and shall be subject to all provisions of the Articles of Incorporation relating to shares of the Corporation generally.

FOURTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the 1940 Act.

Exhibit (a)(2)

IN WITNESS WHEREOF, TCW Funds, Inc. has caused these Articles Supplementary to be executed by its President and witnessed by its Secretary on this 20th day of June, 2017. The President of the Corporation acknowledges that the Articles Supplementary are the act of the Corporation, that to best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

TCW Funds, Inc.

By:	/s/ David S. DeVito
David S. DeVito
President

ATTEST:	/s/ Patrick Dennis
Patrick Dennis
Assistant Secretary